PRESS RELEASE
For Immediate Distribution                      Contact: Intrepid Potash Inc.
David W. Honeyfield
Phone: 303-296-3006

Intrepid Potash Inc. Announces Preliminary Third Quarter 2012 Sales and Production Results, Provides a Brief Project Update, and Schedules Third Quarter 2012 Conference Call

DENVER; October 16, 2012 - Intrepid Potash Inc. (Intrepid) (NYSE:IPI) announced today the following preliminary sales and production results for the third quarter 2012.

Preliminary
Three Months Ended
September 30, 2012
Potash
Production (tons)	185,000 - 195,000
Sales (tons)	245,000 - 255,000
Average Net Realized Sales Price ($/ton)	$440 - $445
Cash COGS, net of by-product credit ($/ton)	$165 - $170

Total COGS ($/ton)	$220 - $230

Trio®
Production (tons)	30,000 - 35,000
Sales (tons)	25,000 - 30,000
Average Net Realized Sales Price ($/ton)	$335 - $340
Cash COGS ($/ton)	$195 - $200

Total COGS ($/ton)	$265 - $275

Selling and Administrative	$7.0 - $9.0 million

The summer-fill sales program was in line with our expectations and the beginning of the fall fertilizer application season is suggesting overall normal demand for potash across North America for the 2012/2013 growing season. The timing of farmer applications of potash will remain weather dependent and soil specific for different growing regions, highlighting the advantage of our strategic locations and the diversity of markets and crops we serve.

We continue to progress on the previously announced timeline for, and to dedicate significant resources to, the long-term improvement plan we implemented to address the production challenges at our East surface facility in Carlsbad, New Mexico. A key element of this plan is the continuing commissioning work on the Langbeinite Recovery Improvement Project ("LRIP"). Total investment to date for LRIP is approximately $86 million as contemplated by the original design. The recovery improvements have yet to be realized and we anticipate that our full-year production and sales results for langbeinite, which we market as Trio®, will come in at, or slightly below, the low end of the previously announced full-year outlook. This may result in the need to invest additional capital, a decision which will be addressed as we conclude our commissioning work and long-term improvement plan. Pricing and demand for this specialty nutrient remain strong with all of our Trio® inventory and anticipated 2012 production committed to targeted customer accounts.

Construction on the HB Solar Solution Mine project is progressing well with approximately $100 million of the estimated $200 to $230 million of capital deployed through September 30, 2012. Additionally, the North Compaction upgrade project remains on budget with approximately $32 million of the estimated $95 to $100 million invested through September 30, 2012.

Additionally, during the third quarter of 2012, we recorded a deferred income tax benefit of approximately $4.0 to $4.5 million. This income tax benefit is the result of our review of our state income tax rates and the application of the updated rate to our net deferred income tax asset. The result of this normal recurring evaluation will be a lower effective tax rate in the third quarter of 2012.

Intrepid reports “average net realized sales price,” which is an operating performance measure. Average net realized sales prices are derived by subtracting freight costs from gross sales revenue and then dividing this result by sales tons.

Third Quarter 2012 Financial Results and Conference Call

Intrepid is scheduled to release third quarter 2012 financial results, including a current market update, capital project status and operations outlook, after market close on Wednesday, October 31, 2012. The teleconference call to discuss third quarter 2012 results is scheduled for Thursday, November 1, 2012, at 8:00 a.m. MDT (10:00 a.m. EDT). The call participation number is (800) 319-4610. A recording of the conference call will be available two hours after the completion of the call at (800) 319-6413. International participants can dial (631) 982-4565 to take part in the conference call and can access a replay of the call at (412) 317-0088. The replay of the call will require the input of the conference identification number 763324. The call will also be streamed on the Intrepid website, www.intrepidpotash.com. In addition, the press release announcing third quarter 2012 results will be available on the Intrepid website before the call under "Investor Relations - Press Releases." An audio recording of the conference call will be available at www.intrepidpotash.com through December 1, 2012.

Intrepid is the largest producer of potash in the U.S. and is dedicated to the production and marketing of potash and Trio®, a product produced from langbeinite ore. Intrepid owns five active potash production facilities -- three in New Mexico and two in Utah. The HB Solar Solution mine, which is currently under construction, will increase the number of our active potash production facilities to six.

Intrepid routinely posts important information about its business, including information about upcoming investor presentations, on its website under the Investor Relations tab. Intrepid encourages investors and other interested parties to enroll on its website to receive automatic email alerts or Really Simple Syndication (RSS) feeds regarding new postings. The website address for Intrepid is www.intrepidpotash.com.

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This document contains forward-looking statements - that is, statements about future, not past, events. The forward-looking statements in this document often relate to our future performance and management's expectations for the future, including statements about our financial outlook. These statements are based on assumptions that we believe are reasonable. Forward-looking statements by their nature address matters that are uncertain. For us, the particular uncertainties that could cause our actual results to be materially different from our forward-looking statements include the following:

•	changes in the price, demand, or supply of potash or Trio®/langbeinite

•	circumstances that disrupt or limit our production, including operational difficulties or operational variances due to geological or geotechnical variances

•	interruptions in rail or truck transportation services, or fluctuations in the costs of these services

•	increased labor costs or difficulties in hiring and retaining qualified employees and contractors, including workers with mining or construction expertise

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the costs of, and our ability to successfully construct, commission and execute, our strategic projects, including the development of our HB Solar Solution mine, the further development of our langbeinite recovery and granulation assets, and our North granulation plant

•	adverse weather events, including events affecting evaporation rates at our solar solution mines

•	changes in the prices of raw materials, including chemicals, natural gas, and power

•	the impact of federal, state, or local government regulations, including environmental and mining regulations, the enforcement of those regulations, and government policy changes

•	our ability to obtain any necessary government permits relating to the construction and operation of assets

•	changes in our reserve estimates

•	competition in the fertilizer industry

•	declines in U.S. or world agricultural production

•	declines in the use of potash products by oil and gas companies in their drilling operations

•	changes in economic conditions

•	our ability to comply with covenants in our debt-related agreements to avoid a default under those agreements

•	disruption in the credit markets

•	our ability to secure additional federal and state potash leases to expand our existing mining operations

•	the other risks and uncertainties described in our periodic filings with the U.S. Securities and Exchange Commission

This document contains preliminary financial and operating results for the third quarter of 2012. Preliminary results are our estimates of actual results based on currently available information. We have not completed our normal quarterly closing and review procedures. While we believe our preliminary results are meaningful, they could be materially different from our actual results. In addition, you should be aware that preliminary results cover only a subset of all of the financial and operating information that will be included with our actual results.

All information in this document speaks as of October 16, 2012. New information or events after that date may cause our forward-looking statements in this document to change. We undertake no duty to update or revise publicly any forward-looking statements to conform the statements to actual results or to reflect new information or future events.

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